Exhibit 10.1

EXECUTION COPY

TENDER AND VOTING AGREEMENT

This TENDER AND VOTING AGREEMENT (this “Agreement”) is made and entered into as of July 5, 2012, by and among ABC-MART, INC., a corporation formed under the laws of Japan (“Parent”), XYZ Merger Sub, Inc., a Wisconsin corporation and a wholly owned subsidiary of Parent (“Purchaser”), and the undersigned shareholder (the “Stockholder”) of LaCrosse Footwear, Inc., a Wisconsin corporation (the “Company”).

RECITALS

WHEREAS, Parent, Purchaser and the Company have entered into an Agreement and Plan of Merger of even date herewith (as it may be amended from time to time, the “Merger Agreement”), which provides for, among other things, (i) an offer by Purchaser (the “Offer”) to pay $20.00 in cash (the “Offer Price”) for each of the issued and outstanding shares of common stock, par value $0.01 per share, of the Company (“Company Common Stock”), and (ii) the merger of Purchaser with and into the Company (the “Merger”) pursuant to which all outstanding shares of capital stock of the Company will be converted into the right to receive the Offer Price;

WHEREAS, the Stockholder is the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of such number of shares of Company Common Stock and options to purchase such number of shares of Company Common Stock as is indicated on the signature page of this Agreement; and

WHEREAS, as a condition to their willingness to enter into the Merger Agreement, Parent and Purchaser have required the Stockholder, and in order to induce Parent and Purchaser to enter into the Merger Agreement, the Stockholder (solely in the Stockholder’s capacity as such) has agreed, to enter into this Agreement and tender and vote all of the Subject Shares (as defined below) to the extent such Subject Shares are entitled to be voted as described herein.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and promises contained in this Agreement and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties to this Agreement agree as follows:

1. Certain Definitions. All capitalized terms that are used but not defined herein shall have the respective meanings ascribed to them in the Merger Agreement. For all purposes of and under this Agreement, the following terms shall have the following respective meanings:

(a) “Termination Date” shall mean the earliest to occur of such date and time as: (i) the Merger Agreement shall have been terminated for any reason; (ii) the Merger shall become effective in accordance with the terms and provisions of the Merger Agreement; or (iii) any amendment, waiver, modification or other change to the Merger Agreement is effected without the Stockholder’s prior written consent that (A) decreases the Offer Price, or (B) materially and adversely affects the Stockholder.

(b) “Subject Share(s)” shall mean: (i) all securities of the Company (including all shares of Company Common Stock and all options, warrants and other rights to acquire shares of Company Common Stock) owned by the Stockholder as of the date hereof; and (ii) all additional securities of the Company (including all additional shares of Company Common Stock and all additional options, warrants and other rights to acquire shares of Company Common Stock) of which the Stockholder acquires beneficial ownership during the period from the date of this Agreement through the Termination Date (including by way of purchase, exercise of options, warrants or other securities, the conversion or exchange of any securities, stock dividend or distribution, split-up, recapitalization, combination, exchange of shares and the like).

(c) A Person shall be deemed to have effected a “Transfer” of a Subject Share if such Person, directly or indirectly: (i) sells, pledges, encumbers, assigns, grants an option with respect to, transfers, tenders or otherwise disposes of (including by gift or any Constructive Disposition (as defined below)) such Subject Share or any interest therein; or (ii) enters into an agreement or commitment providing for the sale, pledge, encumbrance, assignment, grant of an option with respect to, transfer, tender or other disposition (including by gift or Constructive Disposition) of such Subject Share or any interest therein. As used herein, the term “Constructive Disposition” means, with respect to any Subject Share, a short sale with respect to such security, entering into or acquiring an offsetting derivative contract with respect to such security, entering into or acquiring a futures or forward contract to deliver such security or entering into any other hedging or other derivative transaction that has the effect of materially changing the economic benefits and risks of ownership of such Subject Share.

2. Transfer of Subject Shares.

(a) Transfer Restrictions. Except as provided in Section 2(c) of this Agreement, the Stockholder shall not (i) cause or permit any Transfer of any of the Subject Shares to be effected or (ii) enter into any Contract with respect to the direct or indirect Transfer of any Subject Shares. The Stockholder shall not, and shall not permit any Person under the Stockholder’s control or any of its or such Person’s respective Representatives to, seek or solicit any such Transfer or any such Contract.

(b) Transfer of Voting Rights. The Stockholder shall not deposit (or permit the deposit of) any Subject Shares into a voting trust or grant any proxy, power of attorney, right of first offer or refusal or enter into any voting agreement or similar agreement with respect to any of the Subject Shares in contravention of the obligations of the Stockholder under this Agreement.

(c) Exceptions. Nothing in this Section 2 shall prohibit a Transfer of Subject Shares by the Stockholder: (i) if the Stockholder is an individual: (A) to any member of the Stockholder’s immediate family or to a trust for the benefit of the Stockholder or any member of the Stockholder’s immediate family; or (B) upon the death of the Stockholder; or (ii) if the Stockholder is a partnership or limited liability company, to one or more partners or members of the Stockholder or to an Affiliate of the Stockholder; provided, however, that a Transfer referred to in this Section 2(c) shall be permitted only if the transferee agrees in writing, reasonably satisfactory in form and substance to Parent, to be bound by the terms of this Agreement.

3. Agreement to Vote Subject Shares.

(a) At every meeting of the shareholders of the Company called, and at every adjournment or postponement thereof, and on every action or approval by written consent of the shareholders of Company, the Stockholder (solely in the Stockholder’s capacity as such) shall, or shall cause the holder of record on any applicable record date to, vote the Subject Shares to the extent such Subject Shares are entitled to be voted:

(i) in favor of the approval and adoption of the Merger Agreement and the transactions contemplated thereby, or any other transaction pursuant to which Parent proposes to acquire the Company, whether by tender offer, merger, or otherwise, in which the shareholders of the Company would receive consideration per share of Company Common Stock equal to or greater than the Offer Price;

(ii) against approval of any proposal made in opposition to, or in competition with, the consummation of the Offer, the Merger or any other transactions contemplated by the Merger Agreement; and

(iii) against any of the following actions (other than those actions that relate to the Offer, the Merger or any other transactions contemplated by the Merger Agreement): (A) any arrangement or agreement related to any Acquisition Proposal; (B) any liquidation, dissolution, recapitalization, extraordinary dividend or other significant corporate reorganization of the Company or any Subsidiary of the Company; and (C) any other action that is intended, or would reasonably be expected, to impede, delay or adversely affect the Offer, the Merger or any other transactions contemplated by the Merger Agreement.

(b) In the event that a meeting of the shareholders of the Company is held, the Stockholder shall appear at such meeting, and at every adjournment or postponement thereof, or otherwise cause the Subject Shares, to the extent applicable, to be counted as present thereat for purposes of establishing a quorum.

(c) The Stockholder shall not enter into any agreement or understanding with any Person to vote or give instructions in any manner inconsistent with the terms of this Section 3.

4. Agreement to Tender. The Stockholder shall tender (and shall not withdraw), or cause to be tendered (and not withdrawn), into the Offer, pursuant to and in accordance with the terms of the Offer, all of such Stockholder’s Subject Shares. No later than five (5) Business Days prior to the Initial Expiration Date, the Stockholder shall (a) deliver to the depositary designated in the Offer all documents or instruments required to be delivered pursuant to the terms of the Offer and Section 14d-2 of the Exchange Act, and/or (b) instruct its broker or such other person who is the holder of record of any Subject Shares beneficially owned by the Stockholder to tender such Subject Shares for exchange in the Offer pursuant to the terms and conditions of the Offer. Prior to the Termination Date, the Stockholder shall not tender the Subject Shares into any exchange or tender offer commenced by a third party other than Parent or Purchaser.

5. Agreement Not to Exercise Appraisal Rights. The Stockholder shall not exercise any rights that the Stockholder may have (including, without limitation, under Section 180.1302 of the Wisconsin Business Corporation Law) to demand appraisal of any Subject Shares that may arise with respect to the Merger or to dissent from the Merger.

6. Directors and Officers; Rejection by Board. Notwithstanding any provision of this Agreement to the contrary, nothing in this Agreement shall (or shall require the Stockholder to attempt to) limit or restrict the Stockholder in his or her capacity as a director or officer of the Company or any designee of the Stockholder who is a director or officer of the Company from acting in such capacity or voting in such person’s sole discretion on any matter or to limit or restrict the Stockholder from exercising his or her fiduciary duties as a director or officer to the Company or its shareholders, and no such act or vote in Stockholder’s capacity as a director or officer shall be deemed a breach of this Agreement (it being understood that this Agreement shall apply to the Stockholder solely in the Stockholder’s capacity as a shareholder of the Company).

7. Irrevocable Proxy. Concurrently with the execution of this Agreement, the Stockholder shall deliver to Parent a proxy in the form attached hereto as Exhibit A (the “Proxy”), which shall be irrevocable to the fullest extent permissible by law, with respect to the Subject Shares.

8. Representations and Warranties of the Stockholder.

(a) Power; Binding Agreement. If such Stockholder is not a natural Person, (i) such Stockholder is an entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, (ii) such Stockholder has the full power and authority to execute and deliver this Agreement and the Proxy, to perform its obligations hereunder and to consummate the transactions contemplated hereby, and (iii) the execution and delivery by the Stockholder of this Agreement, the performance by the Stockholder of its obligations hereunder and the consummation by the Stockholder of the transactions contemplated hereby have been duly and validly authorized by the Stockholder and no other actions or proceedings on the part of the Stockholder are necessary to authorize the execution and delivery by the Stockholder of this Agreement, the performance by the Stockholder of its obligations hereunder or the consummation by the Stockholder of the transactions contemplated hereby. If such Stockholder is a natural Person, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby are within his or her legal capacity and requisite powers, and if this Agreement is being executed in a representative or fiduciary capacity, the Person signing this Agreement has full power and authority to execute, deliver and perform this Agreement. This Agreement has been duly executed and delivered by the Stockholder, and, assuming this Agreement constitutes a valid and binding obligation of Parent and Purchaser, constitutes a valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms, subject to: (A) laws of general application relating to bankruptcy, insolvency and the relief of debtors; and (B) rules of law governing specific performance and other equitable remedies.

(b) No Conflicts. Except for filings under the Exchange Act and filings under the HSR Act, no filing with, and no permit, authorization, consent, or approval of, any

Governmental Body is necessary for the execution and delivery by the Stockholder of this Agreement, the performance by the Stockholder of its obligations hereunder and the consummation by the Stockholder of the transactions contemplated hereby. None of the execution and delivery by the Stockholder of this Agreement, the performance by the Stockholder of its obligations hereunder or the consummation by the Stockholder of the transactions contemplated hereby will: (i) conflict with or result in any breach of any organizational documents applicable to the Stockholder; (ii) require the consent of any Person or result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, loan agreement, bond, mortgage, indenture, commitment, arrangement, understanding or other agreement to which the Stockholder is a party or by which the Stockholder or any of the Stockholder’s properties or assets may be bound; or (iii) violate any Law, order, writ, injunction, decree, judgment, order, statute, rule, or regulation applicable to the Stockholder or any of the Stockholder’s properties or assets.

(c) Ownership of Shares. The Stockholder: (i) is the record or beneficial owner of its Subject Shares and, as of the date of Purchaser’s acceptance of Shares in the Offer, such Subject Shares will be free and clear of any liens, adverse claims, charges, security interests, pledges or options, proxies, voting trusts, agreements or understandings, or any other similar rights (“Encumbrances”) (except for any Encumbrances arising under securities laws or arising hereunder); (ii) is the owner of options that are exercisable for the number of shares of Company Common Stock indicated on the signature page of this Agreement, all of which options and shares of Company Common Stock issuable upon the exercise of such options are free and clear of any Encumbrances (except for any Encumbrances arising under securities laws or arising hereunder); and (iii) does not own, beneficially or otherwise, any securities of the Company other than the shares of Company Common Stock, options to purchase shares of Company Common Stock, and shares of Company Common Stock issuable upon the exercise of such options, indicated on the signature page of this Agreement.

(d) Absence of Litigation. As of the date hereof, there is no action, suit, investigation or proceeding pending against, or, to the knowledge of the Stockholder, threatened against, the Stockholder or any of its or his properties or assets (including the Subject Shares) that would reasonably be expected to impair the ability of the Stockholder to perform its or his obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.

(e) No Finder’s Fees. No broker, investment banker, financial advisor or other person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the transactions contemplated by the Merger Agreement or this Agreement based upon arrangements made by or on behalf of the Stockholder.

(f) Reliance by Parent and Purchaser. The Stockholder understands and acknowledges that each of Parent and Purchaser is entering into the Merger Agreement in reliance upon the Stockholder’s execution and delivery of this Agreement.

9. Representations and Warranties of Parent and Purchaser.

(a) Organization; Authority. Parent is a corporation duly organized and validly existing under the laws of Japan. Purchaser is a corporation duly organized and validly existing under the laws of the State of Wisconsin. Each of Parent and Purchaser has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by Parent and Purchaser of this Agreement, and the consummation by them of the transactions contemplated hereby, have been duly and validly authorized by all necessary action on the part of Parent and Purchaser.

(b) Execution and Delivery. This Agreement has been duly executed and delivered by Parent and Purchaser and, assuming this Agreement constitutes a valid and binding obligation of the Stockholder, is a valid and binding obligation of Parent and Purchaser enforceable against each of Parent and Purchaser in accordance with its terms, subject to: (A) laws of general application relating to bankruptcy, insolvency and the relief of debtors; and (B) rules of law governing specific performance and other equitable remedies.

(c) No Conflicts. Except for filings under the Financial Instrument and Exchange Law of Japan, Exchange Act, the WBCL, the HSR Act and any comparable pre-merger notification filings, forms and submissions with any foreign Governmental Body that may be required by the merger notification or control Laws of any applicable foreign jurisdiction, the Japanese Foreign Exchange Law or the rules and regulations of the Tokyo Stock Exchange, no filing with, and no permit, authorization, consent, or approval of, any Governmental Body is necessary for the execution and delivery by Parent or Purchaser of this Agreement, the performance by Parent or Purchaser of their obligations hereunder and the consummation by Parent or Purchaser of the transactions contemplated hereby. None of the execution and delivery by Parent or Purchaser of this Agreement, the performance by Parent or Purchaser of their obligations hereunder or the consummation by Parent or Purchaser of the transactions contemplated hereby will: (i) conflict with or result in any breach of any organizational documents applicable to Parent or Purchaser; (ii) require the consent of any Person or result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, loan agreement, bond, mortgage, indenture, commitment, arrangement, understanding or other agreement to which Parent or Purchaser is a party or by which Parent or Purchaser or any of their properties or assets may be bound; or (iii) violate any Law, order, writ, injunction, decree, judgment, order, statute, rule, or regulation applicable to Parent or Purchaser or any of their properties or assets.

10. No Solicitation; Notification.

(a) No Solicitation. The Stockholder understands and acknowledges the obligations of the Company under Section 5.4(a) of the Merger Agreement and agrees that the Stockholder (solely in the Stockholder’s capacity as such) shall not, and shall not authorize or permit any investment banker, attorney or other advisor or representative retained by the Stockholder to act on the Stockholder’s behalf in order to, directly or indirectly, take any action or omit to take any action in contravention of such obligations or to circumvent the purposes of Section 5.4(a) of the Merger Agreement.

(b) Notice of Certain Events. The Stockholder agrees to promptly notify Parent of any development occurring after the date hereof that causes, or that would reasonably be expected to cause, any breach of any of the representations and warranties of the Stockholder set forth herein.

11. Disclosure. The Stockholder shall permit Parent and Purchaser to publish and disclose in all documents and schedules filed with the SEC, and any press release or other disclosure document that Parent determines to be necessary or desirable in connection with the Offer, the Merger and any transactions related thereto, the Stockholder’s identity and ownership of the Subject Shares and the nature of the Stockholder’s commitments, arrangements and understandings under this Agreement. Without the prior written consent of Parent, the Stockholder shall refrain from making any public announcement relating to this Agreement, the Merger Agreement or the transactions contemplated by the Merger Agreement (including the Offer and the Merger).

12. Consents and Waivers. The Stockholder hereby gives any consents or waivers that are reasonably required for the consummation of the Offer and the Merger under the terms of any agreements to which the Stockholder is a party or pursuant to any rights the Stockholder may have.

13. Street Name Subject Shares. The Stockholder agrees to deliver a letter to each financial intermediary or other Person through which the Stockholder holds Subject Shares that informs such Person of the Stockholder’s obligations under this Agreement and that informs such Person that such Person may not act in disregard of such obligations without the prior written consent of Parent.

14. Further Assurances. Subject to the terms and conditions of this Agreement, the Stockholder shall take, or cause to be taken, all actions, and do, or cause to be done, all things necessary to fulfill such Stockholder’s obligations under this Agreement.

15. Legending of Shares. If so requested by Parent, the Stockholder agrees that the Subject Shares shall bear a legend stating that they are subject to this Agreement and the Proxy.

16. Termination. This Agreement and the Proxy shall terminate and shall have no further force or effect as of the Termination Date. Notwithstanding the foregoing, nothing set forth in this Section 16 or elsewhere in this Agreement shall relieve either party hereto from liability, or otherwise limit the liability of either party hereto, for any material breach of this Agreement. For the avoidance of doubt, this Agreement does not terminate upon any Change in Company Board Recommendation unless the Merger Agreement is terminated in accordance with its terms.

17. Miscellaneous.

(a) Binding Effect and Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto, in whole or in part (whether by operation of Law or otherwise), without the prior written consent of the other parties, and any attempt to make any such assignment without such consent shall be null and void, except that each of Parent and Purchaser may transfer or assign its rights and obligations under this Agreement, in whole or in part, to one or more indirect wholly-owned subsidiaries of Parent at any time and except that the Stockholder may transfer or assign its rights and obligations under this Agreement in connection with a permitted Transfer of the Stockholder’s Subject Shares under Section 2(c); provided, that any such transfer or assignment shall not relieve Parent or Purchaser, or the Stockholder, as applicable, of any of their respective obligations hereunder. For purposes of clarity, the rights, obligations and other provisions of this Agreement shall continue to apply in full force and effect with respect to all Subject Shares not transferred.

(b) Amendments; Waiver. This Agreement may be amended by the parties hereto, and the terms and conditions hereof may be waived, only by an instrument in writing signed on behalf of each of the parties hereto, or, in the case of a waiver, by an instrument signed on behalf of the party waiving compliance.

(c) Specific Enforcement. The parties hereto agree that irreparable damage would occur to Parent and Purchaser for which monetary damages would not be an adequate remedy in the event that any of the provisions of this Agreement are not performed in accordance with the terms hereof or are otherwise breached by the Stockholder, and that Parent and Purchaser shall be entitled to specific performance and the issuance of injunctive and other equitable relief to prevent any such breach or threatened breach. The Stockholder further agrees to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief, this being in addition to any other remedy to which Parent and Purchaser are entitled at law or in equity.

(d) Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly delivered: (i) four (4) Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid; (ii) one (1) Business Day (or, if international, two (2) Business Days) after being sent by an internationally recognized overnight air courier; (iii) on the date of actual delivery if delivered personally (with written confirmation of receipt); or (iv) on the date of confirmation of receipt (or the first (1st) Business Day following such receipt if the date of such receipt is not a Business Day) of transmission by facsimile, in each case to the intended recipient as set forth below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto):

if to Parent or Purchaser:

ABC-MART, INC.

19F Shibuya Mark City West

1-12-1 Dogenzaka

Shibuya-Ku, Tokyo 150-0043

Attention: President

Facsimile No: 81 (3) 3476-5623

with copies to (which copies shall not constitute notice):

Paul Hastings LLP

4747 Executive Drive, Ste 12

San Diego, CA 92007

Attention: Carl R. Sanchez

Facsimile No: (858) 458-3000

Paul Hastings LLP

34th Floor Ark Mori Building

1-12-32 Akasaka

Minato-Ku Tokyo 107-6034, Japan

Attention: Hajime Kanagawa

Facsimile No: 81-3-6229-7010

if to the Stockholder:

Attention:
Facsimile No:

(e) No Waiver. The failure of either party hereto to exercise any right or remedy provided under this Agreement, or to insist upon compliance by any other party with its obligations under this Agreement, shall not constitute a waiver by such party of such party’s right to exercise any such right or remedy or to demand such compliance.

(f) Applicable Law; Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws. All actions and proceedings arising out of or relating to this Agreement, the negotiation, validity or performance of this Agreement, the Offer or the Merger shall be heard and determined in the Court of Chancery of the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any court of the United States located in the State of Delaware), and the parties irrevocably submit to the jurisdiction of such courts (and, in the case of appeals, the appropriate appellate court therefrom), in any such action or proceeding and irrevocably waive the defense of an inconvenient forum to the maintenance of any such action or proceeding. The consents to jurisdiction set forth in this paragraph shall not constitute general consents to service of process in the State of Delaware and shall have no effect for any purpose except as provided in this paragraph and shall not be deemed to confer rights on any Person other than the parties hereto. The parties agree that service of any court paper may be made in any manner as may be provided under the applicable Laws or court rules governing service of process in such court. The parties hereto agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT.

(g) Entire Agreement; No Third Party Beneficiary. This Agreement, including Exhibit A hereto, constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter of this Agreement. This Agreement, including Exhibit A, is not intended, and shall not be deemed, to confer any rights or remedies upon any person other than the parties hereto and their respective successors and permitted assigns or to otherwise create any third party beneficiary hereto.

(h) Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect. The parties further agree to use reasonable efforts to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

(i) Construction.

(i) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; any reference to gender shall include the masculine, feminine and neuter genders.

(ii) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

(iii) As used in this Agreement, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”

(iv) Except as otherwise indicated, all references in this Agreement to “Sections” and “Exhibits” are intended to refer to Sections of this Agreement and Exhibits to this Agreement.

(j) Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

(k) Counterparts; Signatures. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original but all of which together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties hereto and delivered to the other parties, it being understood that all parties need not sign the same counterpart. This Agreement may be executed and delivered by facsimile transmission, by electronic mail in “portable document format” (“.pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, or by combination of such means.

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IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed to be effective as of the date first above written.

ABC-MART, INC.

By:

Name:	Minoru Noguchi

Title:	President

XYZ MERGER SUB, INC.

By:

Name:	Jo Kojima

Title:	Chief Executive Officer

[SIGNATURE PAGE TO TENDER AND VOTING AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed to be effective as of the date first above written.

STOCKHOLDER:

By:

Name:

Title:

Subject Shares Beneficially Owned:

shares of Company Common Stock

shares of Company Common Stock issuable upon exercise of outstanding options

[SIGNATURE PAGE TO TENDER AND VOTING AGREEMENT]

EXHIBIT A

IRREVOCABLE PROXY

The undersigned shareholder (the “Stockholder”) of LaCrosse Footwear, Inc., a Wisconsin corporation (the “Company”), hereby irrevocably (to the fullest extent permitted by law) appoints Minoru Noguchi and any other the executive officers of ABC-MART, INC., a corporation formed under the laws of Japan (“Parent”) designated by Minoru Noguchi, and each of them, as the sole and exclusive attorneys-in-fact and proxies of the Stockholder, with full power of substitution and resubstitution, to vote and exercise all voting and related rights (to the full extent that the Stockholder is entitled to do so) with respect to all of the shares of capital stock of the Company that now are or hereafter may be beneficially owned by the Stockholder, and any and all other shares or securities of the Company issued or issuable in respect thereof on or after the date hereof (collectively, the “Subject Shares”) in accordance with the terms of this Irrevocable Proxy until the Termination Date (as defined below). Upon the Stockholder’s execution of this Irrevocable Proxy, any and all prior proxies given by the Stockholder with respect to any Subject Shares are hereby revoked and the Stockholder agrees not to grant any subsequent proxies with respect to the Subject Shares until after the Termination Date.

This Irrevocable Proxy is irrevocable to the fullest extent permitted by law, is coupled with an interest and is granted pursuant to that certain Tender and Voting Agreement of even date herewith by and among Parent, Purchaser and the Stockholder (the “Tender and Voting Agreement”), and is granted in consideration of Parent and Purchaser entering into that certain Agreement and Plan of Merger of even date herewith (the “Merger Agreement”), among Parent, XYZ Merger Sub, Inc., a Wisconsin corporation and wholly owned subsidiary of Parent (“Purchaser”), and the Company. The Merger Agreement provides for, among other things, (a) an offer by Purchaser to pay $20.00 in cash (the “Offer Price”) for each of the issued and outstanding shares of common stock, par value $0.01 per share, of the Company, and (b) the merger of Purchaser with and into the Company, pursuant to which all outstanding shares of capital stock of the Company will be converted into the right to receive the Offer Price.

As used herein, the term “Termination Date” shall mean the earliest to occur of such date and time as: (a) the Merger Agreement shall have been terminated for any reason; (b) the Merger shall become effective in accordance with the terms and provisions of the Merger Agreement; or (c) any amendment, waiver, modification or other change to the Merger Agreement is effected without the Stockholder’s prior written consent that (i) decreases the Offer Price, or (ii) materially and adversely affects the Stockholder.

The attorneys and proxies named above, and each of them, are hereby authorized and empowered by the Stockholder, at any time prior to the Termination Date, to act as the Stockholder’s attorney and proxy to vote the Subject Shares to the extent such Subject Shares are entitled to be voted, and to exercise all voting, consent and similar rights of the Stockholder with respect to the Subject Shares (including, without limitation, the power to execute and deliver written consents) at every annual, special, adjourned or postponed meeting of shareholders of the Company and in every written consent in lieu of such meeting (regardless of any Change in Company Board Recommendation, as such term is defined in the Merger Agreement): (a) in favor of the approval and adoption of the Merger Agreement and the transactions contemplated thereby, or any other transaction pursuant to which Parent proposes to acquire the Company, whether by tender offer, merger, or otherwise, in which the shareholders of the Company would receive consideration per share of Company Common Stock equal to or greater than the Offer Price; (b) against approval of any proposal made in opposition to, or in competition with, consummation of the Offer, the Merger or any other transactions contemplated by the Merger Agreement; and (c) against any of the following actions (other than those actions that relate to the Offer, the Merger or any other transactions contemplated by the Merger Agreement): (i) any arrangement or agreement related to any Acquisition Proposal (as defined in the Merger Agreement); (ii) any liquidation, dissolution, recapitalization, extraordinary dividend or other significant corporate reorganization of the Company or any Subsidiary (as defined in the Merger Agreement) of the Company; and (iii) any other action that is intended, or would reasonably be expected, to impede, delay or adversely affect the Offer, the Merger or any other transactions contemplated by the Merger Agreement.

The attorneys and proxies named above may not exercise this Irrevocable Proxy on any other matter. The Stockholder may vote the Subject Shares to the extent such Subject Shares are entitled to be voted on all other matters.

Any obligation of the Stockholder hereunder shall be binding upon the successors and assigns of the Stockholder.

This Irrevocable Proxy shall terminate, and be of no further force and effect, automatically upon the Termination Date.

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Dated: July 5, 2012	STOCKHOLDER:

By:

Name:

Title:

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